UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

GAMING AND LEISURE PROPERTIES, INC.

Commission file number 001-36124

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 46-2116489

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

As previously disclosed, on November 1, 2013, Penn National Gaming, Inc. (“Penn”) completed the spin-off (the “spin-off”) of its real property assets through the distribution to its shareholders of shares of common stock of Gaming and Leisure Properties, Inc. (“GLPI”).  In connection with the spin-off, GLPI entered into several definitive agreements with Penn that, among other things, set forth the terms and conditions of the spin-off and provide a framework for GLPI’s relationship with Penn after the spin-off, including the following agreements:

•      Separation and Distribution Agreement;

•      Master Lease;

•      Tax Matters Agreement;

•      Employee Matters Agreement; and

•      Transition Services Agreement.

A more comprehensive description of certain important terms of the definitive agreements referenced above can be found in the section entitled “Relationship Between GLPI and Penn After the Spin-Off” of GLPI’s prospectus (File No. 333-188608) filed with the SEC on October 10, 2013 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. The description is qualified in its entirety by the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated as of November 1, 2013, between Gaming and Leisure Properties, Inc. and Penn National Gaming, Inc.

10.1	Master Lease, dated as of November 1, 2013, among GLP Capital, L.P. and Penn Tenant, LLC.

10.2	Tax Matters Agreement, dated as of November 1, 2013, among Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc.

10.3	Transition Services Agreement, dated as of November 1, 2013, among Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc.

10.4	Employee Matters Agreement, dated as of November 1, 2013, among Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc.

* * *

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 7, 2013	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

3